CONSENT OF DAVID BEILHARTZ, B.SC, P.GEO

In connection with the registration statement on Form F-80 of Trelawney Mining and Exploration Inc. (the "Corporation"), dated July 13, 2011, and any documents incorporated by reference therein (the “Registration Statement”), I hereby consent to references to my name and my involvement in the preparation of or supervision of the preparation of, in whole or in part, certain scientific or technical information about the Corporation’s mineral projects (the "Technical Information") in the Registration Statement, and to the disclosure of the Technical Information and the extracts from, or summaries of, or references to the Technical Information in the Registration Statement and any documents incorporated by reference therein.  I also hereby consent to the reference to my name under the under the heading “Interests of Experts” in the annual information form of the Corporation for the year ended December 31, 2010, which is incorporated by reference into the Registration Statement.

Dated this 13 day of July, 2011.

/s/ DAVID BEILHARTZ
David Beilhartz, B.Sc, P.Geo